UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Lease Agreement

On December 9, 2015, PennyMac Financial Services, Inc. (the “Company”), through its subsidiary, Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into a Master Lease Agreement (the “Master Lease”) with Banc of America Leasing & Capital, LLC (“BALC”). Pursuant to the Master Lease, the Company may borrow funds from BALC on an uncommitted basis for the purpose of financing equipment and/or leasehold improvements described and on the terms set forth in schedules from time to time. The Master Lease is guaranteed in full by another subsidiary of the Company, PennyMac Loan Services, LLC. Pursuant to the initial Schedule to Master Lease Agreement, PNMAC is financing equipment with an aggregate cost of approximately $13.6 million. The initial Schedule to Master Lease Agreement has a three-year term and interim rent and base rent is payable pursuant to the terms thereof. At the expiration of the three-year term, the Company is obligated to purchase the leased equipment on an as-is, where-is basis for a nominal amount. PNMAC shall treat the Master Lease as a capital lease obligation as defined in Item 303(a)(5)(ii)(C) of Regulation S-K (17 CFR 229.303(a)(5)(ii)(C)).

The Master Lease requires PNMAC to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum of $25 million in unrestricted cash and cash equivalents on a consolidated basis, (ii) a minimum tangible net worth of $500 million, (iii) a maximum ratio of indebtedness to tangible net worth of 5:1 and (iv) profitability of at least $1 during each calendar quarter.

The Master Lease contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, failure to maintain insurance, breaches of covenants and/or certain representations and warranties, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The Master Lease also contains remedies for such events of default, including the discontinuation of the use of the equipment, the acceleration of the rent payments under the Master Lease, the disposition of the equipment and other remedies customary for this type of transaction.

The foregoing description of the Master Lease and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Lease, the Addendum to Master Lease Agreement, the Schedule to Master Lease Agreement and the Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Employment Agreements

On December 8, 2015, the Company and PNMAC entered into a new employment agreement with Stanford L. Kurland, pursuant to which he will continue to serve as the Chairman of the Board of Directors (the “Board”) and the Chief Executive Officer of the Company and the Chief Executive Officer of PNMAC. On that same date, the Company and PNMAC entered into a new employment agreement with David A. Spector, pursuant to which he will continue to serve as a member of the Board and as the President and Chief Operating Officer of the Company and the President and Chief Investment Officer of PNMAC. The terms of the employment agreements are described in Item 5.02 of this report.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the new employment agreements with Mr. Kurland and Mr. Spector as described in Item 1.01 of this report, the prior employment agreements were terminated. The prior employment agreements were scheduled to expire on April 20, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

As described in Item 1.01 of this report, the Company and PNMAC entered into new employment agreements with Mr. Kurland and Mr. Spector. The employment agreements, each of which has a three-year term, provide Mr. Kurland with an annual base salary of $1,000,000 and Mr. Spector with an annual base salary of $550,000, in each case increased annually at a rate determined by the Board and the compensation committee of the Board. Each of these executives will also be entitled to receive both cash and equity incentive compensation each year during the term of his employment agreement, awarded at levels determined by the Board and the compensation committee of the Board based on annual performance targets. Equity granted will be subject to vesting, but any unvested awards shall immediately vest upon the death or disability of the executive, a termination by PNMAC other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement), or the expiration of the term of the employment agreement before any new agreement is reached. All options granted will be exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and will be eligible for cashless exercise in all circumstances. The agreements also provide for the accrual of twenty days of paid time off at the executive’s regular base pay rate during each year of the term, medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of up to $1,500 per month, reimbursement of reasonable business expenses, and participation in such other benefits programs as are provided to the Company’s executives generally.

Each of the employment agreements provides for compensation and obligations in the event of certain terminations of employment. Upon a termination due to death or disability, a termination by PNMAC without cause, or a termination by the executive for good reason, in addition to any other amounts required by law to be paid to him, the executive would be entitled to the pro rata portion of any bonus earned but unpaid for the year during which the agreement is terminated, and the Company will generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under the Company’s group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive severance payments equal to his base salary for a period of 6 months following such termination. Upon the expiration of the term of the employment agreement or upon a termination by the Company other than for cause or a termination by the executive for good reason, the executive will also serve as a consultant to the Company for an eighteen-month period commencing on the termination date. During the consulting period, the executive will receive in monthly installments, payments equal to one-twelfth of the executive’s median annual base salary and one-twelfth of the executive’s median annual incentive compensation, as calculated based on the executive’s annual base salary and target incentive compensation for the year in which the termination date occurs and his annual base salary and actual incentive compensation for the two preceding years, provided that such compensation will cease if the executive engages in services for a business that competes with PNMAC.

Each employment agreement also provides that for 18 months following a termination of employment, the executive will not, directly or indirectly, solicit or induce any employees, consultants, independent contractors, agents or representatives of the Company, or any parent, subsidiary or affiliate of the Company, to discontinue employment or engagement with the Company, or any parent, subsidiary or affiliate of the Company, or otherwise interfere with those relationships.

The foregoing descriptions of the employment agreements for Mr. Kurland and Mr. Spector do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements with Mr. Kurland and Mr. Spector, which have been filed with this Current Report on Form 8-K as Exhibit 10.5 and Exhibit 10.6, respectively.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Lease Agreement No. 30350-90000, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.2	Addendum to Master Lease Agreement No. 30350-90000, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.3	Schedule Number 001 to Master Lease Agreement, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.4	Guaranty, dated as of December 9, 2015, by PennyMac Loan Services, LLC in favor of Banc of America Leasing & Capital, LLC
10.5	Employment Agreement, dated December 8, 2015, among Stanford L. Kurland, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
10.6	Employment Agreement, dated December 8, 2015, among David A. Spector, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 14, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Lease Agreement No. 30350-90000, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.2	Addendum to Master Lease Agreement No. 30350-90000, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.3	Schedule Number 001 to Master Lease Agreement, dated as of December 9, 2015, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
10.4	Guaranty, dated as of December 9, 2015, by PennyMac Loan Services, LLC in favor of Banc of America Leasing & Capital, LLC
10.5	Employment Agreement, dated December 8, 2015, among Stanford L. Kurland, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
10.6	Employment Agreement, dated December 8, 2015, among David A. Spector, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.